Exhibit 99.1

Media Release

Federal Home Loan Bank of San Francisco Rejoins MPF® Program
Ninth Federal Home Loan Bank to Actively Participate

SAN FRANCISCO and CHICAGO, October 2, 2013 - The Federal Home Loan Bank of San Francisco (FHLBank San Francisco) and the Mortgage Partnership Finance® (MPF®) Program announced that FHLBank San Francisco is renewing its participation in the MPF Program.

Starting in 2014, FHLBank San Francisco will begin purchasing conventional, conforming, fixed rate mortgage loans and FHA/VA-insured mortgage loans from members for its own portfolio under the MPF Original and MPF Government products. FHLBank San Francisco will also facilitate the purchase of member-originated fixed rate mortgage loans for concurrent sale to Fannie Mae under the MPF Xtra® product.

After piloting the program with a small number of members, the Bank expects to add other high credit quality members that are active, experienced mortgage originators and servicers later in 2014 or in 2015. FHLBank San Francisco previously participated in the MPF Program from 2001 to 2006. As of June 30, 2013, the FHLBank San Francisco had $1.1 billion in conventional, conforming, fixed rate mortgage loans acquired through the MPF Program.

"Renewing our participation in the MPF Program will allow us to offer members a price-competitive alternative secondary market channel for their mortgage originations," said Dean Schultz, President and Chief Executive Officer of the Federal Home Loan Bank of San Francisco. "It will also allow us to increase our core mission assets and offer a new tool, through the MPF Government product, to help low-income and moderate-income homeowners and first-time homebuyers."

FHLBank San Francisco joins eight other Federal Home Loan Banks that offer the MPF Program: Boston, Chicago, Dallas, Des Moines, New York, Pittsburgh, Seattle, and Topeka. "We are absolutely thrilled to be supporting the FHLBank San Francisco in enhancing the competitiveness of their members in the mortgage market," said Matt Feldman, President and CEO of the FHLBank Chicago, which provides the administrative and operational support for the MPF Program.

About the Federal Home Loan Bank of San Francisco

The Federal Home Loan Bank of San Francisco delivers low-cost funding and other services that help member financial institutions make home mortgages to people of all income levels and provide credit that supports neighborhoods and communities. The Bank also funds community programs that help members create affordable housing and promote community economic development. The Bank's members are headquartered in Arizona, California, and Nevada and include commercial banks, credit unions, industrial loan companies, savings institutions, insurance companies, and community development financial institutions.

About the MPF Program

The MPF Program was created in 1997. To participate in the MPF Program, a financial institution must be a member of a Federal Home Loan Bank (FHLBank) that offers the MPF Program. Currently, new loan purchases are available through the following FHLBanks: Boston, Chicago, Dallas, Des Moines, New York, Pittsburgh, Seattle, and Topeka.

The U.S. Congress created the FHLBank System in 1932. The System comprises 12 FHLBanks across the country. Each FHLBank is cooperatively owned by member financial institutions and managed by its own Board of Directors.

"Mortgage Partnership Finance," "MPF," and "MPF Xtra" are registered trademarks of the Federal Home Loan Bank of Chicago. The "MPF Mortgage Partnership Finance" logo is a trademark of the Federal Home Loan Bank of Chicago.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the Bank's participation in the MPF Program. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "will" and "expects," or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, changes in federal laws or regulations or in the status or regulation of the housing government sponsored enterprises that may adversely affect our ability to offer products under the MPF Program. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:

Amy Stewart
Federal Home Loan Bank of San Francisco
stewarta@fhlbsf.com
(415) 616-2605
www.fhlbsf.com

Melissa Warden
MPF Program
mwarden@fhlbc.com
(312) 552-1218
www.fhlbmpf.com

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